ITEM 6. Part III - SUPPLEMENTAL  INFORMATION REGARDING COMPENSATION AND SECURITY
        OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES

(b) Security Ownership of Certain Beneficial Owners and Management

Cinergy   (including   Investments,   Global  Resources,   CinTec  LLC,  Cinergy
Technologies, Inc., Cinergy Wholesale Energy, Inc., and Services)
--------------------------------------------------------------------------------

The  beneficial  ownership  of  Cinergy's  common  stock  held by each  nominee, continuing director, and named executive officer, including those of Investments and subsidiaries (as identified on pages xx-xx of this Annual Report on Form U5S
(U5S))  and of  units  equal to one  share of  Cinergy's  common  stock  paid as compensation to non-employee directors, as of March 2, 2001, is set forth in the following table.

                                                 Amount and Nature
 Name of Beneficial Owner (1)               of Beneficial Ownership (2)
 ----------------------------               ---------------------------

James K. Baker                                       28,105 shares
Michael G. Browning                                 113,920 shares
Phillip R. Cox                                       75,203 shares
Michael J. Cyrus                                    166,480 shares
William J. Grealis                                  284,635 shares
John A. Hillenbrand II                               78,264 shares
Donald B. Ingle, Jr.                                131,716 shares
George C. Juilfs                                     38,396 shares
Thomas E. Petry                                      56,792 shares
Jackson H. Randolph                                 270,137 shares
James E. Rogers                                     991,277 shares
Mary L. Schapiro                                     13,043 shares
John J. Schiff, Jr.                                  63,617 shares (3)
Philip R. Sharp                                      37,175 shares
Dudley S. Taft                                       21,500 shares
Larry E. Thomas                                     303,055 shares
All directors and executive officers
   as a group                                     4,046,092 shares (2)
                                         (representing 2.55% of the class)
-------------------

(1)  No individual listed  beneficially owned more than 0.63% of the outstanding shares of Cinergy's common stock.

(2)  Includes  shares which there is a right to acquire  within 60 days pursuant
     to  the  exercise  of  stock   options  in  the  following   amounts:   Mr.
     Baker-14,500; Mr. Browning-14,500; Mr. Cox-14,500; Mr. Grealis-157,796; Mr.
     Hillenbrand-14,500;    Mr.    Juilfs-14,500;    Mr.    Petry-14,500;    Mr.
     Randolph-136,887;    Mr.   Rogers-696,429;    Ms.    Schapiro-7,000;    Mr.
     Schiff-14,500;  Dr. Sharp-12,000; Mr. Taft-14,500; Mr. Thomas-144,945;  and
     all directors and executive officers as a group-2,137,652.

     Does not include units representing shares of Cinergy common stock credited
     under   Cinergy's   Retirement  Plan  for  Directors,   Directors'   Equity
     Compensation  Plan  and/or  Directors'  Deferred  Compensation  Plan in the
     following amounts: Mr. Baker-22,237;  Mr.  Browning-23,458;  Mr. Cox-5,243;
     Mr.   Hillenbrand-17,151;   Mr.   Juilfs-13,162;   Mr.  Petry-10,599;   Mr.
     Randolph-456; Ms. Schapiro-2,608;  Mr. Schiff-10,277;  Dr. Sharp-4,628; and
     Mr. Taft-11,042.

(3)  Includes  15,000  shares owned of record by a trust of which Mr.  Schiff is one of three trustees who share voting and investment  power equally.  Does not  include  1,730,000  shares,  as to  which  Mr.  Schiff  disclaims  any beneficial interest,  held by Cincinnati Financial  Corporation and certain of its subsidiaries.

CG&E (including subsidiaries)
-----------------------------

CG&E's (and  subsidiaries')  directors and executive  officers (as identified on pages  xx-xx of this U5S) did not  beneficially  own any shares of any series of the  class of  CG&E's  cumulative  preferred  stock as of  March  2,  2001.  The beneficial ownership of the outstanding shares of Cinergy's common stock held by each  director and named  executive  officer as of March 2, 2001 is set forth in the following table.

                                                       Amount and Nature
Name of Beneficial Owner (1)                       of Beneficial Ownership (2)
----------------------------                       ---------------------------

Michael J. Cyrus                                        166,480 shares
William J. Grealis                                      284,635 shares
J. Joseph Hale, Jr.                                      57,097 shares
Jackson H. Randolph                                     270,137 shares
James E. Rogers                                         991,277 shares
Larry E. Thomas                                         303,055 shares
James L. Turner                                          25,304 shares
Charles J. Winger                                        98,382 shares
All directors and executive officers as a group        2,325,674 shares   (2)
                                               (representing 1.46% of the class)
------------------

(1)  No individual listed  beneficially owned more than 0.63% of the outstanding shares of Cinergy's common stock.

(2)  Includes  shares which there is a right to acquire  within 60 days pursuant
     to  the  exercise  of  stock   options  in  the  following   amounts:   Mr.
     Cyrus-54,300; Mr. Grealis-157,796;  Mr. Hale- 29,221; Mr. Randolph-136,887;
     Mr.   Rogers-696,429;    Mr.   Thomas-144,945;   Mr.   Turner-14,600;   Mr.
     Winger-58,617;   and   all   directors   and   executive   officers   as  a
     group-1,629,316.

PSI (including subsidiary)
--------------------------

PSI's (and its sole subsidiary)  director-nominees  and named executive officers
(as identified on pages xx-xx of this U5S) did not  beneficially  own any shares of any series of the class of PSI's  cumulative  preferred  stock as of March 2,
2001. The beneficial  ownership of the  outstanding  shares of Cinergy's  common stock held by each  director-nominee  and named executive officer,  and of units equal to one share of Cinergy common stock paid as  compensation to non-employee directors of Cinergy, as of March 2, 2001, is set forth in the following table.

                                                 Amount and Nature
 Name of Beneficial Owner (1)               of Beneficial Ownership (2)
 ----------------------------               ---------------------------

Vicky A. Bailey                                       5,239 shares
James K. Baker                                       28,105 shares
Michael G. Browning                                 113,920 shares
Michael J. Cyrus                                    166,480 shares
William J. Grealis                                  284,635 shares
John A. Hillenbrand II                               78,264 shares
Jackson H. Randolph                                 270,137 shares
James E. Rogers                                     991,277 shares
Larry E. Thomas                                     303,055 shares
Charles J. Winger                                    98,382 shares
All directors and executive officers
   as a group                                     2,492,466 shares (2)
                                         (representing 1.57% of the class)
-------------------

(1)  No individual listed  beneficially owned more than 0.63% of the outstanding shares of Cinergy's common stock.

(2)  Includes  shares which there is a right to acquire  within 60 days pursuant
     to  the  exercise  of  stock   options  in  the  following   amounts:   Mr.
     Baker-14,500;  Mr. Browning-14,500;  Mr. Cyrus-54,300; Mr. Grealis-157,796;
     Mr.  Hillenbrand-14,500;  Mr.  Randolph-136,887;  Mr.  Rogers-696,429;  Mr.
     Thomas-144,945; Mr. Winger-58,617; and all directors and executive officers as a group-1,390,756.

Does not include  units  representing  shares of Cinergy  common stock  credited under Cinergy's  Retirement plan for Directors,  Directors' Equity  Compensation
Plan and/or Directors' Deferred  Compensation Plan in the following amounts: Mr.
Baker-22,237; Mr. Browning-23,458; and Mr. Hillenbrand-17,151.